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                                                                      EXHIBIT 12

                         HCA -- THE HEALTHCARE COMPANY
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)
                             (DOLLARS IN MILLIONS)

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
                                                                 YEARS ENDED DECEMBER 31,
                                                        ------------------------------------------
                                                         2000     1999     1998     1997     1996
                                                        ------   ------   ------   ------   ------
EARNINGS:
  Income from continuing operations before minority
     interests and income taxes.......................  $  600   $1,284   $1,151   $  538   $2,583
  Fixed charges, exclusive of capitalized interest....     663      581      695      629      616
                                                        ------   ------   ------   ------   ------
                                                        $1,263   $1,865   $1,846   $1,167   $3,199
                                                        ======   ======   ======   ======   ======
FIXED CHARGES:
  Interest charged to expense.........................  $  559   $  471   $  561   $  493   $  488
  Interest portion of rental expense..................     104      110      134      136      128
                                                        ------   ------   ------   ------   ------
  Fixed charges, exclusive of capitalized interest....     663      581      695      629      616
  Capitalized interest................................      21       19       21       15       25
                                                        ------   ------   ------   ------   ------
                                                        $  684   $  600   $  716   $  644   $  641
                                                        ======   ======   ======   ======   ======
  Ratio of earnings to fixed charges..................    1.85     3.11     2.58     1.81     4.99
                                                        ======   ======   ======   ======   ======
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